Exhibit 99.1

Contact:	For Immediate Release NR 11-0801 Paul Gennaro SVP & Chief Communications Officer 212.973.3167 Paul.Gennaro@aecom.com

AECOM reports 62 cents EPS, backlog of $16.0 billion for third quarter of fiscal year 2011

•                  Diluted earnings per share for the third quarter increased 11% year over year to 62 cents.

•                  Net income from continuing operations for the third quarter increased 14% year over year to $74 million.

•                  Operating income for the third quarter increased 19% year over year to $110 million.

•                  Revenue, net of other direct costs, for the third quarter increased 24% year over year to $1.3 billion.

•                  Revenue for the third quarter increased 25% year over year to $2.0 billion.

•                  Backlog at June 30, 2011, increased 66% year over year to $16.0 billion.

LOS ANGELES (Aug. 4, 2011) — AECOM Technology Corporation (NYSE: ACM), a leading provider of professional technical and management support services for government and commercial clients around the world, announced today its financial results for the third quarter of fiscal year 2011, which ended June 30, 2011.

AECOM reported net income from continuing operations of $74 million for the third quarter, or diluted earnings per share (EPS) of 62 cents.  These results represent an increase of 14% over net income of $65 million — and an increase of 11% over diluted EPS of 56 cents — for the same period last year.  Operating income for the third quarter increased to $110 million, 19% higher than the same period last year.

AECOM’s third-quarter revenue, net of other direct costs, increased to $1.3 billion, 24% higher than the same period last year.  Organic revenue, net of other direct costs, increased 4% year over year. Third-quarter gross revenue increased to $2.0 billion, 25% higher than the third quarter of fiscal year 2010.

For year-to-date fiscal year 2011, AECOM reported net income from continuing operations of $188 million and operating income of $288 million, an increase of 11% and 19%, respectively, compared to the same period last year.  For year-to-date fiscal year 2011, AECOM reported revenue, net of other direct costs, of $3.8 billion and revenue of $5.9 billion, an increase of 24% and 25%, respectively, compared to the same period last year.

“We had a solid third quarter, posting 11% earnings growth, driven by gains in organic and acquisitive net service revenue,” said John M. Dionisio, AECOM president and chief executive officer. “We also recorded $2.7 billion in new wins, up from $2.2 billion in the second quarter, and organic backlog increased 18% year over year, the largest increase in over two years.

“Organic growth in the third quarter was led by strong results in Australia, Asia, and the Middle East.  AECOM’s expanding presence in these high-growth markets, in combination with our integrated platform, position us to capitalize on the full scope of infrastructure opportunities around the world.”

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Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its two segments: Professional Technical Services (PTS) and Management Support Services (MSS).

Professional Technical Services

The PTS segment delivers planning, consulting, architecture and engineering design, and program and construction management services to institutional, commercial and government clients worldwide.

For the third quarter of fiscal year 2011, the PTS segment reported revenue of $1.8 billion and operating income of $115 million, compared to revenue of $1.3 billion and operating income of $108 million for the same period during fiscal year 2010.  This represents a 33% increase in revenue and a 6% increase in operating income year over year.  PTS revenue, net of other direct costs, increased 21% year over year to $1.2 billion.

Management Support Services

The MSS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems integration services, primarily for agencies of the U.S. government.

For the third quarter of fiscal year 2011, the MSS segment reported gross revenue of $274 million and revenue, net of other direct costs, of $144 million, compared to revenue of $297 million, and revenue, net of other direct costs, of $98 million for the same period during fiscal year 2010.  This represents an 8% decrease in revenue contrasted by a 48% increase in revenue, net of other direct costs, highlighting a change in the mix of the business.  In addition, the MSS segment reported operating income of $19 million compared to $13 million for the same period during fiscal year 2010, which represents a 48% year-over-year increase.

Backlog

AECOM announced backlog totaling $16.0 billion at June 30, 2011, a 66% increase year over year.  Organically, backlog increased by 18% year over year.

Balance Sheet

At June 30, 2011, the company had $381 million of total cash and cash equivalents, $1.2 billion of debt and $600 million in committed bank facilities with $293 million in unused capacity.  Subsequent to the close of the quarter, the company announced a new 5-year revolving credit facility agreement with total borrowing capacity of $1.05 billion.

“We are pleased to have closed our new revolving credit facility, which substantially increases our borrowing capacity on more favorable terms,” said Michael S. Burke, AECOM executive vice president and chief financial officer.  “We believe this demonstrates the credit market’s confidence in our financial strength and provides us with increased financial flexibility to execute on our growth strategy.”

Outlook

“Improvements in organic growth and a significant increase in new wins and backlog during the third quarter give us confidence in our long-term earnings growth target of 15%,” Burke said.  “However, continued challenges in our Western European business have led us to evaluate actions to reduce our cost structure, which may negatively impact our earnings by approximately $0.05 in the fourth quarter.”   As a result, AECOM’s EPS outlook for fiscal year 2011 is $2.30-$2.35.

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AECOM is hosting a conference call today at 11 a.m. EDT, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends.  Those wishing to dial in to the call via telephone can do so by dialing 1-866-271-6130 or 1-617-213-8894 and entering the passcode 36315172.

About AECOM

AECOM is a global provider of professional technical and management support services to a broad range of markets, including transportation, facilities, environmental, energy, water and government.  With approximately 45,000 employees around the world, AECOM is a leader in all of the key markets that it serves.  AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural, and social environments.  A Fortune 500 company, AECOM serves clients in approximately 125 countries and had revenue of $7.7 billion during the 12 months ended June 30, 2011.  More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance.  Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include: uncertainties related to funding, audits, modifications and termination of long-term government contracts; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations; failure to successfully execute our merger and acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog.  Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

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AECOM Technology Corporation

Condensed Consolidated Statement of Income

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Revenue	$2,046,725	$1,635,183	$5,919,329	$4,717,133
Other direct costs	732,599	572,519	2,098,027	1,640,279
Revenue, net of other direct costs (non-GAAP)	1,314,126	1,062,664	3,821,302	3,076,854
Cost of revenue, net of other direct costs	1,192,887	947,599	3,494,993	2,770,917
Gross profit	121,239	115,065	326,309	305,937

Equity in earnings of joint ventures	12,248	5,941	31,675	13,770
General and administrative expenses	23,560	28,327	70,430	78,090
Income from operations	109,927	92,679	287,554	241,617

Other income (expense)	(1,585)	(253)	2,159	3,280
Interest expense, net	(10,452)	(1,126)	(30,338)	(4,486)
Income from continuing operations before income tax expense	97,890	91,300	259,375	240,411

Income tax expense	23,959	22,665	63,701	60,178

Income from continuing operations	73,931	68,635	195,674	180,233

Discontinued operations, net of tax	—	—	—	(77)

Net income	73,931	68,635	195,674	180,156

Noncontrolling interest in income of consolidated subsidiaries, net of tax	(97)	(3,793)	(7,257)	(11,043)

Net income attributable to AECOM	$73,834	$64,842	$188,417	$169,113

Net income allocation:
Preferred stock dividend	$—	$34	$2	$104
Net income available for common stockholders	73,834	64,808	188,415	169,009
Net income attributable to AECOM	$73,834	$64,842	$188,417	$169,113

Net income attributable to AECOM per share:
Basic
Continuing operations	$0.63	$0.57	$1.60	$1.49
Discontinued operations	—	—	—	(0.01)
	$0.63	$0.57	$1.60	$1.48

Diluted
Continuing operations	$0.62	$0.56	$1.59	$1.47
Discontinued operations	—	—	—	—
	$0.62	$0.56	$1.59	$1.47

Weighted average shares outstanding:
Basic	117,932	114,539	117,739	113,831
Diluted	118,907	115,620	118,767	115,054

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AECOM Technology Corporation

Balance Sheet and Cash Flow Information

(in thousands)

	June 30, 2011	September 30, 2010
Balance Sheet Information:
Cash and cash equivalents	$381,467	$612,857
Working capital	1,274,152	1,094,239
Working capital, net of cash and cash equivalents	892,685	481,382
Total debt	1,195,991	931,127
Total assets	5,886,631	5,242,909
Total stockholders’ equity	2,481,310	2,090,012

	Nine Months Ended
	June 30, 2011	June 30, 2010
Cash Flow Information:
Net cash provided by (used in) operating activities*	$(130,124)	$43,749

* June 30, 2011 amount includes deferred compensation plan termination ($90) million and associated excess tax benefits ($58) million.

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AECOM Technology Corporation

Reportable Segments

(in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total
Three Months Ended June 30, 2011
Revenue	$1,772,831	$273,894	$—	$2,046,725
Other direct costs	603,050	129,549	—	732,599
Revenue, net of other direct costs (non-GAAP)	1,169,781	144,345	—	1,314,126
Cost of revenue, net of other direct costs	1,059,503	133,384	—	1,192,887
Gross profit	110,278	10,961	—	121,239
Equity in earnings of joint ventures	4,263	7,985	—	12,248
General and administrative expenses	—	—	23,560	23,560
Income from operations	$114,541	$18,946	$(23,560)	$109,927

Gross profit as a % of revenue	6.2%	4.0%	—	5.9%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	9.4%	7.6%	—	9.2%

Three Months Ended June 30, 2010
Revenue	$1,337,803	$297,380	$—	$1,635,183
Other direct costs	372,683	199,836	—	572,519
Revenue, net of other direct costs (non-GAAP)	965,120	97,544	—	1,062,664
Cost of revenue, net of other direct costs	859,187	88,412	—	947,599
Gross profit	105,933	9,132	—	115,065
Equity in earnings of joint ventures	2,237	3,704	—	5,941
General and administrative expenses	—	—	28,327	28,327
Income from operations	$108,170	$12,836	$(28,327)	$92,679

Gross profit as a % of revenue	7.9%	3.1%	—	7.0%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	11.0%	9.4%	—	10.8%

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AECOM Technology Corporation

Reportable Segments

(in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total
Nine Months Ended June 30, 2011
Revenue	$4,994,235	$925,094	$—	$5,919,329
Other direct costs	1,594,891	503,136	—	2,098,027
Revenue, net of other direct costs (non-GAAP)	3,399,344	421,958	—	3,821,302
Cost of revenue, net of other direct costs	3,111,774	383,219	—	3,494,993
Gross profit	287,570	38,739	—	326,309
Equity in earnings of joint ventures	10,392	21,283	—	31,675
General and administrative expenses	—	—	70,430	70,430
Income from operations	$297,962	$60,022	$(70,430)	$287,554

Gross profit as a % of revenue	5.8%	4.2%	—	5.5%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	8.5%	9.2%	—	8.5%

Contracted backlog	$7,900,596	$1,145,472	$—	$9,046,068
Awarded backlog	5,471,906	1,518,720	—	6,990,626
Total backlog	$13,372,502	$2,664,192	$—	$16,036,694

Nine Months Ended June 30, 2010
Revenue	$3,859,190	$857,943	$—	$4,717,133
Other direct costs	1,044,232	596,047	—	1,640,279
Revenue, net of other direct costs (non-GAAP)	2,814,958	261,896	—	3,076,854
Cost of revenue, net of other direct costs	2,541,919	228,998	—	2,770,917
Gross profit	273,039	32,898	—	305,937
Equity in earnings of joint ventures	6,527	7,243	—	13,770
General and administrative expenses	—	—	78,090	78,090
Income from operations	$279,566	$40,141	$(78,090)	$241,617

Gross profit as a % of revenue	7.1%	3.8%	—	6.5%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	9.7%	12.6%	—	9.9%

Contracted backlog	$4,973,783	$506,293	$—	$5,480,076
Awarded backlog	3,342,961	838,873	—	4,181,834
Total backlog	$8,316,744	$1,345,166	$—	$9,661,910

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AECOM Technology Corporation

Regulation G Information

(in millions)

Reconciliation of Revenue to Revenue, Net of Other Direct Costs

	Three Months Ended		Nine Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Consolidated
Revenue	$2,046.7	$1,635.1	$5,919.3	$4,717.1
Less: Other direct costs	732.6	572.4	2,098.0	1,640.2
Revenue, net of other direct costs	$1,314.1	$1,062.7	$3,821.3	$3,076.9

PTS Segment
Revenue	$1,772.8	$1,337.8	$4,994.2	$3,859.2
Less: Other direct costs	603.0	372.7	1,594.9	1,044.2
Revenue, net of other direct costs	$1,169.8	$965.1	$3,399.3	$2,815.0

MSS Segment
Revenue	$273.9	$297.3	$925.1	$857.9
Less: Other direct costs	129.6	199.7	503.1	596.0
Revenue, net of other direct costs	$144.3	$97.6	$422.0	$261.9

Reconciliation of EBITDA to Net Income Attributable to AECOM

	Three Months Ended
	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009

EBITDA	$136.2	$114.3	$117.1	$125.8	$105.9	$100.3	$85.5	$99.8
Less: Interest (income) / expense	10.4	10.0	9.9	5.3	1.2	2.4	1.0	2.5
Less: Depreciation and amortization	28.0	27.4	29.8	21.2	17.2	18.2	22.3	23.3

Income from continuing operations attributable to AECOM before income taxes	97.8	76.9	77.4	99.3	87.5	79.7	62.2	74.0
Less: Income tax expense	24.0	19.2	20.5	31.5	22.7	21.0	16.5	19.9

Income from continuing operations attributable to AECOM	73.8	57.7	56.9	67.8	64.8	58.7	45.7	54.1
Discontinued operations, net of tax	—	—	—	—	—	(0.2)	0.1	0.2

Net income attributable to AECOM	$73.8	$57.7	$56.9	$67.8	$64.8	$58.5	$45.8	$54.3

	Fiscal Years Ended
	2010	2009	2008	2007

EBITDA	$417.5	$358.5	$284.5	$195.9
Less: Interest (income) / expense	9.9	10.7	(1.3)	3.3
Less: Depreciation and amortization	78.9	84.1	62.8	45.1

Income from continuing operations attributable to AECOM before income taxes	328.7	263.7	223.0	147.5
Less: Income tax expense	91.7	77.0	76.5	47.2

Income from continuing operations attributable to AECOM	237.0	186.7	146.5	100.3
Discontinued operations, net of tax	(0.1)	3.0	0.7	—

Net income attributable to AECOM	$236.9	$189.7	$147.2	$100.3

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